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                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                         Medical Manager Corporation
            (Exact name of registrant as specified in its charter)

   Delaware                                                99-3396629
(State of incorporation                                (I.R.S. Employer
  or organization)                                    (Identification No.)

             3001 North Rocky Point Drive
             Suite 100
             Tampa, Florida                                  33607
             (Address of principal                         (Zip Code)
              executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

                                     None

Securities to be registered pursuant to Section 12(g) of the Act:

                             Title of each class
                             to be so registered
                             -------------------

                                Common Stock,
                                par value $.01
                                  per share
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                    DESCRIPTION OF REGISTRANT'S SECURITIES
                               TO BE REGISTERED


        The description of the Common Stock is set forth under the caption "Description of Capital Stock" in the registrant's Amendment No. 2 to Form
S-1 Registration Statement as filed with the Securities and Exchange Commission on January 6, 1997. Such description is incorporated by reference in response to this item. If the registrant subsequently files a form of prospectus pursuant to Rule 424(b) under the Securities Act of 1933, as amended, containing a description of the Common Stock, such prospectus shall be deemed to be incorporated by reference into this Registration Statement.


                                   EXHIBITS

        The Common Stock to be registered is being registered pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended. The following exhibits are filed herewith:

        (1) Specimen certificate for the Common Stock, par value $.01 per share, of the registrant;

        (2)     Certificate of Incorporation; and

        (3)     By-Laws of the registrant.







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                                  SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                MEDICAL MANAGER CORPORATION

Date:  January 7, 1997          By: /s/ John H. Kang
                                   ------------------------
                                    John H. Kang
                                    President




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                                Exhibit Index

Exhibit
Number                   Description
--------                 -----------

1. Specimen certificate for the Common Stock, par value $.01 per share, of the registrant.

2.  Certificate of Incorporation of the registrant.

3.  By-Laws of the registrant.

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